Exhibit 99.1
First Bancshares, Inc. and First Home Savings Bank Agree
to Regulatory Orders Implementing Corrective Action Plans

Mountain Grove, Missouri (August 17, 2009) – First Bancshares, Inc. (NASDAQ - FstBksh: FBSI) (“Company”), the holding company for First Home Savings Bank (“Bank”), today announced that the Company and the Bank have each signed agreements with the Office of Thrift Supervision (“OTS”) to consent to the issuance of a cease and desist order. Although the Company and the Bank have agreed to the orders, they have not admitted or denied any of the allegations contained in the orders.  The orders are a formal action by the OTS requiring the Company and the Bank to take corrective measures in a number of areas, and no fines or penalties were imposed as a result of the orders.  The Bank will continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transaction.  All customer deposits remain fully insured to the highest limits set by the FDIC.

“We are working diligently to fully comply with the orders as quickly as possible,” said Lannie E. Crawford, the Company’s President. “The current economic environment continues to be a challenge for the Company and the Bank as it is for all financial institutions.  We have focused our attention on identifying and resolving the problems identified in the orders as expeditiously as possible.  We have devoted significant resources to these efforts and are pro-actively addressing these issues. In spite of these issues, the Bank's regulatory capital level remains in excess of "well-capitalized" as defined by our regulators.”

The OTS orders direct the Company and the Bank to take certain measures in a number of areas including the preparation of a business plan for improving earnings and preserving and managing the Bank’s capital resources, reducing classified assets and improving the assets classification policy, reducing commercial real estate and other loan concentrations, discontinuing any stock repurchase programs, restricting the payment of dividends by both the Bank and the Company, issuing any debt securities or incurring any additional debt, and ensuring compliance with all applicable laws, including those directives included in the orders.  In addition, without prior notification to the OTS, the Company and the Bank may not enter into, renew, extend or revise any compensation or benefit agreements for directors or senior executive officers; make any indemnification and severance payments; increase its total assets; increase its brokered deposits and enter into any third party contracts.  The Company and the Bank also may not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the OTS.  The Company and the Bank are implementing a comprehensive plan to achieve full compliance with the order.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

Safe Harbor Statement:  Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs,  results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Accordingly, undue reliance should not be placed on forward-looking statements.  These forward-looking statements speak only as of the date of this release.  The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.   Investors are encouraged to read the SEC report of the Company, particularly its Form 10-K for the fiscal year ended June 30, 2008 and Form 10-Q for the quarter ended March 31, 2009, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

##

Contact:  Lannie E. Crawford, President     (417) 926-5151